Exhibit 10.31

Amendment No. 3

Amendment No. 2, dated as of June 15, 2025 (this “Amendment”), to the Securities Purchase Agreement and Call Option, dated as of December 15, 2024, as amended by Amendment No. 1 dated February 11, 2025 and Amendment No. 2 dated May 13, 2025 (collectively, the “Agreement”), by and among Nukkleus Inc., a Delaware corporation, Star 26 Capital, Inc, a Nevada corporation, the equity holders of the capital of the Seller listed on Schedule A attached thereto, and Menachem Shalom, solely in his capacity as the representative and agent of the Shareholders. Capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, given the recent activities of the Seller, the parties agree to further amend the Agreement as provided for herein; and

WHEREAS, the boards of directors of each of the Company and the Seller have determined that it is in the best interests of their respective shareholders to amend the Agreement on the terms and provisions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Liquidated Damages. Section 9.2.3 of the Agreement shall be deleted in its entirety and replaced with the following:

9.2.3 Notwithstanding anything to the contrary contained in this Agreement, if the Company fails to make all payments by the agreed time of if the Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in Section 6.8 of this Agreement, or if condition 7.1.4 of the Agreement is not satisfied, Seller shall be entitled to a payment from the Company in the amount of $3,000,000 (“Liquidated Damages”). The Company agrees and acknowledges that it would be impossible to ascertain the amount of damages to be incurred by the Seller and the Stockholders as a result of the Company not proceeding to obtain Stockholder Approval and therefore agrees and acknowledges that the amount of Liquidated Damages is proper and reasonable under the circumstances.

2.	Reference. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any Transaction Document or any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment. No other term or provision of the Agreement or any Transaction Document shall be affected by this Amendment other than as expressly provided herein.

3.	Execution. This Amendment may be executed and delivered in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by all the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Amendment as of the date first written above.

NUKKLEUS INC.

By:	/s/ Reuven Yeganeh
Name:	Reuven Yeganeh
Title:	Member of the Board

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE

By:	/s/ Menachem Shalom
Name:	Menachem Shalom